SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐ Preliminary Proxy Statement
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☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12

IRIDEX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IRIDEX CORPORATION

____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 1, 2005

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of IRIDEX Corporation, a Delaware corporation (the “Company”), will be held on June 1, 2005 at 10:00 a.m., Pacific Daylight Savings Time, at the Company’s principal executive offices located at 1212 Terra Bella Avenue, Mountain View, California 94043 for the following purposes:

1.	To elect six (6) directors to serve for the ensuing year or until their successors are elected and qualified (Proposal 1);

2.	To approve the amendment and restatement of the Company’s 1998 Stock Plan (Proposal 2);

3.	To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accountants of the Company for the fiscal year ending December 31, 2005 (Proposal 3); and

4.	To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

     Stockholders of record at the close of business on April 8, 2005 shall be entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the meeting. However, to ensure your representation at the Annual Meeting, please vote as soon as possible using one of the following methods: (1) by using the Internet as instructed on the enclosed proxy card, (2) by telephone by calling the toll-free number as instructed on the enclosed proxy card or (3) by mail by completing, signing, dating and returning the enclosed paper proxy card in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has previously voted using the Internet, telephone or proxy card.

By Order of the Board of Directors of IRIDEX Corporation,

Mountain View, California	Theodore A. Boutacoff
April 29, 2005	President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY (1) USING THE INTERNET, (2) TELEPHONE OR (3) COMPLETING AND RETURNING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED ABOVE
PROPOSAL TWO
PROPOSAL THREE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE AUDIT AND CORPORATE GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS
COMPANY STOCK PRICE PERFORMANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS

IRIDEX CORPORATION
1212 Terra Bella Avenue
Mountain View, CA 94043

____________________

PROXY STATEMENT

FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

____________________

INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The accompanying Proxy is solicited on behalf of the Board of Directors (the “Board”) of IRIDEX Corporation, a Delaware corporation (the “Company” or “IRIDEX”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the principal executive offices of the Company located at 1212 Terra Bella Avenue, Mountain View, California 94043 on Wednesday, June 1, 2005, at 10:00 a.m., Pacific Daylight Savings Time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Company’s telephone number is (650) 940-4700.

     These proxy solicitation materials and the Annual Report on Form 10-K for the fiscal year ended January 1, 2005, including financial statements, were mailed on or about April 29, 2005 to all stockholders entitled to vote at the meeting.

Record Date and Share Ownership

     Stockholders of record at the close of business on April 8, 2005 (the “Record Date”) are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. At the Record Date, 7,431,798 shares of the Company’s Common Stock, par value $0.01 per share, were issued and outstanding and held of record by approximately 73 stockholders.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (a) delivering to the Company at its principal offices to the attention of the Company’s Chief Financial Officer a written notice of revocation or a duly executed proxy bearing a later date or (b) attending the meeting and voting in person.

Voting

     Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder. Holders of the Company’s Common Stock are the only securityholders of the Company entitled to vote at the Annual Meeting. The stockholders may not cumulate votes in the election of directors.

Solicitation of Proxies

     The cost of this solicitation will be borne by the Company. The Company has retained the services of the Proxy Advisory Group of Strategic Stock Surveillance (the “Agent”) to perform a search of brokers, bank nominees and other institutional owners and to solicit proxies. The Company estimates that it will pay the Agent a fee of $10,000 for its services and out-of-pocket expenses. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or other electronic means.

Quorum; Abstentions; Broker Non-Votes

     Votes cast by a properly submitted proxy card, or voted by telephone or by using the Internet or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the “Inspector”). Holders of a majority of shares entitled to vote must be present at the meeting or represented by a properly submitted proxy card, or voted by telephone or by using the Internet in order for a quorum to exist. The Inspector will also determine whether or not a quorum is present. Except with respect to the Election of Directors under Proposal One, which will be decided by a plurality vote of the votes duly cast at a duly held meeting at which a quorum is present, the affirmative vote of a majority of the votes duly cast at a duly held meeting at which a quorum is present is required under Delaware law and the Company’s Bylaws for approval of all proposals presented to stockholders.

     Shares that are timely voted by telephone, the Internet or a properly dated, executed and returned proxy card will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted (i) FOR the election of the nominees for directors set forth herein; (ii) FOR the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2005; (iii) FOR the approval of the amendment and restatement of the Company’s 1998 Stock Plan; and (iv) in the proxy holder’s discretion, upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Pursuant to Delaware law, the Inspector will treat shares that are voted “FOR,” “AGAINST” “WITHHELD” or “ABSTAIN” as being present and entitled to vote for purposes of determining the presence of a quorum and as shares entitled to vote (the “Votes Cast”) on the subject matter at the Annual Meeting with respect to such matter. With respect to broker non-votes, although broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter.

     If you hold your shares through a broker, bank or other nominee and you do not instruct them how to vote, your broker, bank or other nominee may have authority to vote your shares on your behalf.

Deadline for Receipt of Stockholder Proposals to be Presented at the Next Annual Meeting

     Stockholders of the Company may submit proposals on matters appropriate for stockholder action at meetings of the Company’s stockholders, including nominations for the election of directors, in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The deadline for submitting all proposals by any stockholder to be presented at the 2006 Annual Meeting of Stockholders must be received by the Company at its principal executive offices, attention: Secretary, no later than December 30, 2005 and must otherwise be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

     In addition, the Company’s Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in the Company’s proxy statement, to be brought before an annual meeting of stockholders. To be properly brought before an annual meeting of stockholders outside the processes of Rule 14a-8, notice of nominations for the election of directors or other business proposals must be delivered in writing to the Secretary of the Company at the principal executive offices of the Company no later than December 30, 2005. However, in the event the date of the 2006 Annual Meeting of Stockholders is more than 30 days before or after (other than as a result of adjournment) the one year anniversary of the 2005 Annual Meeting of Stockholders, notice by the stockholder to be timely must be delivered in writing not later than (i) 60 days before the 2006 Annual Meeting of Stockholders, or (ii) 10 days after the day on which a public announcement of the date of such meeting is first made.

     If a stockholder intends to submit a proposal at the Company’s 2006 Annual Meeting of Stockholders which is not eligible for inclusion in the proxy statement relating to the meeting, and the stockholder fails to give the Company notice of the proposal on or prior to December 30, 2005 and in accordance with the requirements set forth in the Exchange Act, then the proxy holders will be allowed to use their discretionary authority with regard to proxies delivered in connection with the 2006 Annual Meeting of Stockholders when and if the proposal is raised at the Company’s Annual Meeting in 2006.

Stockholder Information

     A copy of the Company’s Annual Report on Form 10-K for the year ended January 1, 2005, including financial statements and schedules, is enclosed with these proxy solicitation materials. In compliance with Rule 14a-3 promulgated under the Exchange Act, the Company hereby undertakes to provide without charge to each person upon written request, a copy of the Company’s Annual Report on Form 10-K for the year ended January 1, 2005, including the financial statements and financial schedules thereto. Requests for such copies should be directed to IRIDEX Corporation, 1212 Terra Bella Avenue, Mountain View, California 94043, Attention: Investor Relations.

     If you share an address with another stockholder, you may receive only one set of proxy materials (including our Annual Report on Form 100K and proxy statement) unless you have previously provided contrary instructions. If you wish to receive a separate set of proxy materials, please request the additional copies by contacting us as instructed in the previous sentence, or by contacting our Investor Relations Department at (650) 940-4700. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may contact us at the address or telephone number specified above to request that only a single copy of these materials be delivered to your address in the future.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

     A board of six directors is to be elected at the Annual Meeting. Dr. Hammond and Messrs. Boutacoff, Donovan, Anderson and Fitch are elected members of the Board and are standing for re-election. In September 2004, Dr. Garrettson became a member of the Board following his nomination by the Compensation and Nominating Committee and the unanimous approval of the entire Board. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the six nominees named below, all of whom are presently directors of the Company. Each nominee has consented to be named a nominee in this Proxy Statement and to continue to serve as a director if elected. Should any nominee become unable or decline to serve as a director or should additional persons be nominated at the Annual Meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees listed below as possible (or, if new nominees have been designated by the Board, in such a manner as to elect such nominees) and the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. Each director elected at the Annual Meeting will serve until the next Annual Meeting of Stockholders or until such director’s successor has been elected and qualified. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company. There is no family relationship between any director or executive officer of the Company.

     The names of, and certain information regarding, the nominees, as of April 8, 2005 are set forth below:

			Director
Name of Nominee	Age	Principal Occupation	Since
Theodore A. Boutacoff	57	President, Chief Executive Officer and Director of the Company	1989
James L. Donovan	67	Vice President, Corporate Business Development and Director of the Company	1989
Donald L. Hammond, D.Sc. (1)(2)(4)	77	Director of the Company, Chairman of the Board	1990
Robert K. Anderson (1)	69	Director of the Company	1999
Sanford Fitch (1)(2)(3)	64	Director of the Company	2004
Garrett A. Garrettson, Ph.D. (1)(2)(4)	61	Director of the Company, Consultant	2004

(1)	Board has made affirmative determination that member is independent as defined under the listing standards of the Nasdaq Stock Market.

(2)	Member of the Audit and Corporate Governance Committee. Dr. Hammond will join this committee effective as of June 1, 2005.

(3)	Audit committee financial expert as defined in the rules of the Securities and Exchange Commission.

(4)	Member of the Compensation and Nominating Committee.

     Theodore A. Boutacoff co-founded the Company and since February 1989 has served as its President, Chief Executive Officer and a member of its Board of Directors. Mr. Boutacoff received a B.S. in Civil Engineering from Stanford University.

     James L. Donovan co-founded the Company, has been a director of the Company since 1989 and has served as the Company’s Vice President, Corporate Business Development since October 1997. Mr. Donovan also served as Chief Financial Officer of the Company from February 1989 to October 1997, except during the period from June 1996 to November 1996. Mr. Donovan received a B.S. in Business Administration from Southern Oregon University.

     Donald L. Hammond, D.Sc., has served as a director of the Company since 1990. Dr. Hammond has been retired since 1989. From 1966 to 1989, Dr. Hammond was the Director of Hewlett-Packard Laboratories, a computer and instrument company. Dr. Hammond received a B.S., an M.S. and an (Hon) D.Sc. in Physics from Colorado State University.

     Robert K. Anderson has served as a director of the Company since 1999. Mr. Anderson co-founded Valleylab, Inc., a manufacturer of surgical equipment, in 1969 and served as its Chairman and Chief Executive Officer until 1986. In 1983, Valleylab, Inc. was acquired by Pfizer, Inc. and Mr. Anderson remained as Chairman until 1996. Mr. Anderson has been retired since 1996. Mr. Anderson received a B.E.E. in Electrical Engineering from University of Minnesota.

     Sanford Fitch has served as a director of the Company since 2004. Mr. Fitch has served as a director of Foxhollow Technologies, Inc., a public company, that designs, develops, manufactures and sells medical devices, since June 2004. Mr. Fitch also currently serves as a director of Ozone International, Inc. a privately held technology company. Mr. Fitch served as a director and Audit Committee Chairman of Conceptus Inc., a medical device company, from December 1994 until April 2004. Mr. Fitch served as Chief Financial Officer of several start-up technology companies from 1998 until 2002. Mr. Fitch was Chief Financial Officer and Senior Vice President of Operations of Conceptus from December 1994 through October 1998 and took the company public in 1996. From December 1990 to January 1994, Mr. Fitch served as Chief Financial Officer of SanDisk Corp., a manufacturer of flash memory devices. From 1983 through 1989, Mr. Fitch was the Chief Financial Officer of Komag Inc., a manufacturer of rigid thin film media for the disk drive industry and took the company public in 1987. Mr. Fitch holds a B.S. in Chemistry and an M.B.A. from Stanford University.

     Garrett A. Garrettson, Ph.D. has served as a director of the Company since 2004. Dr. Garrettson is currently a consultant and until recently was the President and Chief Executive Officer of ClairVoyante Laboratories, a privately held company that develops and licenses proprietary intellectual property to flat panel display manufacturers. Prior to this, Dr. Garrettson was affiliated with Spectrian Corporation, a manufacturer of high power radio frequency transistors and amplifiers for wireless network equipment. He served as President and Chief Executive Officer from 1996 to 2000 and as Chairman of the Board from 2000 to 2002. Before joining Spectrian, Dr. Garrettson served as the President and Chief Executive Officer of Censtor Corporation from 1993 to 1996, a developer of contact magnetic recording head disc technology for the data storage industry. From 1989 to 1993, Dr. Garrettson was the Vice President of Strategic Marketing, Corporate Development and Technology at Seagate Technology, a maker of hard disc drives and storage systems. Dr. Garrettson has also served as the Vice President of the Minneapolis Data Storage Operations at Imprimis Technology, and as a Laboratory Director at Hewlett Packard. Dr. Garrettson has served on boards of six public companies and is currently a director of Catalyst Semiconductor and is on the advisory boards of GSI Lumonics, Diamond Head Ventures and ClairVoyante Laboratories. Dr. Garrettson has an M.S. in Engineering Physics as well as a Ph.D. in Mechanical Engineering from Stanford University

Vote Required

     Directors will be elected by a plurality vote of the shares of the Company’s Common Stock present or represented and entitled to vote on this matter at the meeting. Accordingly, the six candidates receiving the highest number of affirmative votes of shares represented and voted on this proposal at the meeting will be elected directors of the Company. Votes withheld from a nominee will be counted for purposes of determining the presence or absence of a quorum but because directors are elected by a plurality vote, will have no impact once a quorum is established. See “Information Concerning Solicitation and Voting — Quorum; Abstentions; Broker Non-Votes.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED ABOVE

Board Meetings and Committees

     The Board held a total of six (6) meetings during the fiscal year ended January 1, 2005. No director serving during the fiscal year attended fewer than 75% of the aggregate of all meetings of the Board and the committees of the Board upon which such director served. The Board has two standing committees, the Audit and Corporate Governance Committee and the Compensation and Nominating Committee. Dr. Makower has chosen not to stand for re-election at the Annual Meeting of Stockholders.

     Audit and Corporate Governance Committee. The Audit and Corporate Governance Committee of the Board consisted of Mr. Fitch and Dr. Makower, and Dr. Garrettson during the fiscal year ended January 1, 2005. The Audit and Corporate Governance Committee held eleven (11) meetings during the last fiscal year. Mr. Fitch is chairman of the Audit and Corporate Governance Committee. Dr. Garrettson became a member of the Audit and Corporate Governance Committee in September 2004 and replaced Mr. Anderson as a member of the Audit and Corporate Governance Committee. Dr. Hammond will be joining the Audit and Corporate Governance Committee effective as of June 1, 2005 and will be replacing Dr. Makower, who is not standing for re-election. The Board has determined that each member of the Audit and Corporate Governance Committee is independent as defined under the listing standards of The Nasdaq Stock Market and that Mr. Fitch is an “audit committee financial expert” as defined in rules of the Securities and Exchange Commission (the “SEC”). Among other things, the Audit and Corporate Governance Committee reviews and advises the Board regarding the Company’s accounting matters and is responsible for appointing and overseeing the work of the independent public accountants, pre-approving audit and non-audit services to be provided by the independent public accountants, reviewing and evaluating the accounting principles being applied to the Company’s financial reports, reviewing and making recommendations regarding the composition and mandate of Board committees, developing overall governance guidelines, and overseeing the performance and compensation of the Board. The Audit and Corporate Governance Committee adopted a written charter in April 2004, a copy of which is available on our website at www.iridex.com.

     Compensation and Nominating Committee. The Compensation and Nominating Committee of the Board, which consisted of Dr. Hammond, Dr. Makower and Dr. Garrettson, during the fiscal year ended January 1, 2005, held two (2) meetings during the last fiscal year. Dr. Hammond is chairman of the Compensation and Nominating Committee. Dr. Garrettson became a member of the Compensation and Nominating Committee in February 2005. As of June 1, 2005, this committee will consist of Dr. Hammond and Dr. Garrettson. The Board has determined that each member of the Compensation and Nominating Committee is independent as defined under the listing standards of The Nasdaq Stock Market. Among other things, the Compensation and Nominating Committee reviews and advises the Board regarding all forms of compensation to be provided to the officers, employees, directors and consultants of the Company, develops general criteria regarding the qualifications and selection of Board members, and recommends candidates for election to the Board. It is the policy of the Compensation and Nominating Committee to consider nominees for the Board submitted by the stockholders of the Company. For more information regarding the submission of nominees for the Board, see the discussion in “Corporate Governance Matters.” The Compensation and

Nominating Committee adopted a written charter in April 2004, a copy of which is available on our website at www.iridex.com.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     The Compensation and Nominating Committee consisted of Dr. Hammond, Dr. Makower and Dr. Garrettson, during the fiscal year ended January 1, 2005. Mr. Boutacoff also participates in discussions regarding salaries and incentive compensation for all employees (including officers) and consultants to the Company, except that Mr. Boutacoff is excluded from discussions regarding his own salary and incentive compensation. Except as set forth above, none of the members of the Compensation and Nominating Committee is currently or has been, at any time since the formation of the Company, an officer or employee of the Company. No member of the Compensation and Nominating Committee or executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board or its Compensation and Nominating Committee.

Director Compensation

     Members of the Board of Directors receive $1,500 per Board meeting attended. The Chairman of the Board receives $2,000 per Board meeting attended. Members of the Audit and Corporate Governance Committee and the Compensation and Nominating Committee receive $1,000 per committee meeting attended, and the Chairman of each of these committees receives $1,500 per committee meeting attended. In addition, directors are also reimbursed for reasonable out-of-pocket expenses incurred by them in attending such meetings.

     The Company’s 1995 Director Option Plan (the “Director Plan”) was adopted by the Board in October 1995 and approved by the stockholders in January 1996. A total of 220,000 shares of Common Stock are reserved for issuance thereunder. As of April 8, 2005, options to purchase 247,500 shares have been issued under the Director Plan and 57,163 shares are available for future issuance thereunder. The Director Plan provides for the automatic and nondiscretionary grant of a nonstatutory stock option to purchase 11,250 shares of the Company’s Common Stock to each non-employee director on the date on which such person first becomes a director (the “First Option”). The First Option becomes exercisable as to one-twelfth (1/12) of the shares subject to the option each quarter and vests over a three-year period. Thereafter, each non-employee director is automatically granted an option to purchase 3,750 shares of Common Stock on July 1st of each year, if on such date he or she has served on the Board for at least six months (the “Subsequent Option”). The Subsequent Option becomes exercisable as to one-fourth (1/4) of the shares subject to the option each quarter, commencing one quarter after the First Option and any previously granted Subsequent Option have become fully exercisable. The Director Plan provides that the exercise price shall be equal to the fair market value of the Company’s Common Stock as of the date of grant. The Director Plan expires in October 2005.

     During the Company’s 2004 fiscal year, Mr. Anderson, Dr. Hammond and Dr. Makower each received automatic and non-discretionary grants of nonstatutory stock options to purchase 3,750 shares of the Company’s Common Stock under the Director Plan as compensation for their services as directors. These stock options were granted with an exercise price of $7.38 per share, are subject to vesting as described in the previous paragraph and have a term of 10 years. On April 5, 2004, the date on which he first became a director, Mr. Fitch received an automatic and non-discretionary grant of a nonstatutory stock option to purchase 11,250 shares of the Company’s Common Stock under the Director Plan. This stock option was granted with an exercise price of $9.06, is subject to vesting as described in the previous paragraph and has a term of 10 years. On September 22, 2004, the date on which he first became a director, Dr. Garrettson received an automatic and non-discretionary grant of a nonstatutory stock option to purchase 11,250 shares of the Company’s Common Stock under the Director Plan. This stock option was granted with an exercise price of $6.39, is subject to vesting as described in the previous paragraph and has a term of 10 years. In addition, on July 1, 2005, Dr. Garrettson, Dr. Hammond, and Messrs. Anderson and Fitch will each automatically be granted a Subsequent Option to purchase 3,750 shares of Common Stock at an exercise price equal to the fair market value on the date of grant provided that each is a director at such time.

     The 1998 Stock Plan was adopted by the Board in February 1998 and was approved by the stockholders in June 1998. The 1998 Plan provides for the grant of options and stock purchase rights to purchase shares of the Company’s Common Stock to employees, directors and consultants of the Company. The Company anticipates that following the expiration of the Director Plan in October 2005, future equity compensation granted to the Company’s non-employee directors will be granted under the 1998 Stock Plan.

Corporate Governance Matters

     Independence of the Board of Directors. The Board has determined that, with the exception of Mr. Boutacoff, who is the President and Chief Executive Officer of the Company, and Mr. Donovan, who is the Vice President, Corporate Business Development of the Company, all of its members are “independent directors” as defined in the listing standards of The Nasdaq Stock Market.

     Contacting the Board of Directors. Any stockholder who desires to contact our Chairman of the Board or the other members of our Board may do so electronically by sending an email to the following address: BOD@iridex.com. Alternatively, a stockholder can contact our Chairman of the Board or the other members of the Board by writing to: Board of Directors, c/o Chairman of the Board, IRIDEX Corporation, 1212 Terra Bella Avenue, Mountain View, CA 94043. Communications received electronically or in writing will be distributed to the Chairman of the Board or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received.

     Attendance at Annual Stockholder Meetings by the Board of Directors. The Company has adopted a formal policy regarding attendance by members of the Board at the Company’s annual meeting of stockholders. The Company’s policy is that it encourages, but does not require, directors to attend. Dr. Hammond, Dr. Makower and Messrs. Boutacoff, Fitch, Donovan and Anderson attended the Company’s 2004 Annual Meeting of Stockholders.

     Process for Recommending Candidates for Election to the Board of Directors. The Compensation and Nominating Committee is responsible for, among other things, determining the criteria for membership to the Board and recommending candidates for election to the Board. It is the policy of the Committee to consider recommendations for candidates to the Board from stockholders. Stockholder recommendations for candidates to the Board must be directed in writing to IRIDEX Corporation, Corporate Secretary, 1212 Terra Bella Avenue, Mountain View, CA 94043 and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years, and evidence of the nominating person’s ownership of the Company’s Common Stock.

     The Compensation and Nominating Committee’s general criteria and process for evaluating and identifying the candidates that it recommends to the full Board for selection as director nominees, are as follows:

•	The Compensation and Nominating Committee regularly reviews the current composition and size of the Board.

•	In its evaluation of director candidates, including the members of the Board eligible for re-election, the Compensation and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board and considers (1) the current size and composition of the Board and the needs of the Board and the respective committees of the Board, (2) such factors as issues of character, judgment, diversity, age, expertise, business experience, length of service, independence, other commitments, and (3) such other factors as the Compensation and Nominating Committee may consider appropriate.

•	While the Compensation and Nominating Committee has not established specific minimum qualifications for director candidates, the Compensation and Nominating Committee believes that candidates and nominees must reflect a Board of Directors that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have qualifications that will increase overall Board of Directors effectiveness and (4) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit and corporate governance committee members.

•	In evaluating and identifying candidates, the Compensation and Nominating Committee has the authority to retain and terminate any third-party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any search firm.

•	With regard to candidates who are properly recommended by stockholders or by other means, the Compensation and Nominating Committee will review the qualifications of any such candidate, which review may, in the Compensation and Nominating Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Compensation and Nominating Committee deems necessary or proper.

•	The Compensation and Nominating Committee will apply these same principles when evaluating Board of Directors candidates who may be elected initially by the full Board of Directors to fill vacancies or add additional directors prior to the annual meeting of stockholders at which directors are elected.

•	After such review and consideration, the Compensation and Nominating Committee selects, or recommends that the Board of Directors selects, the slate of director nominees, either at a meeting of the Compensation and Nominating Committee at which a quorum is present or by unanimous written consent of the Compensation and Nominating Committee.

     Code of Business Conduct and Ethics. The Company’s policy is to conduct its operations in compliance with all applicable laws and regulations and to operate its business under the fundamental principles of honesty, integrity and ethical behavior. This policy can be found in the Company’s Code of Business Conduct and Ethics, which is applicable to all of our directors, officers and employees. Such Code of Business Conduct and Ethics incorporates the Code of Ethics required by Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K. The Code of Business Conduct and Ethics also complies with the listing standards of The Nasdaq Stock Market.

     The Code of Business Conduct and Ethics is designed to promote honest and ethical conduct, the compliance with all applicable laws, rules and regulations and to deter wrongdoing. The Code of Business Conduct and Ethics is also aimed at ensuring that information we provide to the public (including our filings with and submissions to the SEC) is accurate, complete, fair, relevant, timely and understandable. A copy of the formally adopted Code of Business Conduct and Ethics is available on our website at www.iridex.com.

We intend to disclose future amendments to certain provisions of the Code of Business Conduct and Ethics, or waivers of such provisions granted to directors and executive officers, on our web site at www.iridex.com pursuant to applicable requirements of the SEC and The Nasdaq Stock Market.

Equity Compensation Plan Information

     As of April 8, 2005, there were 1,894,499 shares subject to issuance upon exercise of outstanding options or awards under all of our equity compensation plans referred to in the table below, at a weighted average exercise price of $5.191, and with a weighted average remaining life of 5.94 years. As of April 8, 2005, there were 337,153 shares available for future issuance under those equity compensation plans.

     The following table summarizes information, as of January 1, 2005, with respect to shares of the Company’s Common Stock that may be issued under its existing equity compensation plans:

(c)
Number of securities
remaining available for
	(a)	(b)	future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan Category	warrants and rights	warrants and rights	column (a))
Equity compensation plans approved by stockholders	1,823,392 (1)	$5.177	513,351 (2)
Equity compensation plans not approved by stockholders Total	— 1,823,392	$ — 5.177	— 513,351

(1)	Includes 1,215,478 options to purchase shares outstanding under the 1998 Stock Plan, 135,000 options to purchase shares outstanding under the 1995 Director Option Plan and 472,914 options to purchase shares outstanding under the Amended and Restated 1989 Incentive Stock Plan.

(2)	Includes 370,738 options available for future issuance under the 1998 Stock Plan, 57,163 options available for future issuance under the 1995 Director Option Plan, 55,450 shares issuable under the 1995 Employee Stock Purchase Plan and 30,000 shares issuable under the 2005 Employee Stock Purchase Plan.

PROPOSAL TWO

APPROVAL OF THE AMENDED AND RESTATED 1998 STOCK PLAN

     The stockholders are being asked to approve the Company’s amended and restated 1998 Stock Plan (the “Plan”). The Company’s Board of Directors (the “Board”) believes that the fundamental objectives of a long-term incentive compensation program are to align the interests of management and the stockholders and to create long-term shareholder value. The Board believes that the amended and restated Plan increases the Company’s ability to achieve these objectives by allowing for several different forms of long-term incentive awards, which will help us recruit, reward, motivate and retain talented personnel. Imminent changes in the equity compensation accounting rules, which will become effective for us on July 1, 2005, also make it important for us to have greater flexibility under the Plan. As the new equity compensation accounting rules come into effect, competitive equity compensation practices may change materially, especially as they pertain to the use of equity compensation vehicles other than stock options. In April 2005, the Board approved the amended and restated Plan, subject to the approval of a majority of the shares of the Company’s Common Stock that are present in person or by proxy and entitled to vote at the Annual Meeting. If the stockholders approve the amended and restated Plan, it will replace the current version of the Plan. Otherwise, the current version of the Plan will remain in effect. Our named executive officers and directors have an interest in this proposal.

Changes being made to the Plan

     The following is a summary of changes being made to the Plan:

•	The stockholders are being asked to approve an increase to the number of shares of Common Stock authorized for issuance under the Plan from 1,700,000 shares to 1,900,000 shares, an increase of 200,000 shares.

•	The current Plan allows for the grant of stock options and stock purchase rights (through which awards of restricted stock can be made). The proposed amended Plan would also add awards of stock options and restricted stock and would permit the award of stock appreciation rights, restricted stock units, performance shares, and performance units.

•	The proposed amended Plan prohibits the grant of stock option or stock appreciation right awards with an exercise price less than fair market value of Common Stock on the date of grant.

•	The proposed amended Plan also generally prohibits the “re-pricing” of stock options or stock appreciation rights, or the cancellation of such awards in exchange for new awards with a lower exercise price, unless approved by stockholders. Exceptions to this prohibition are for events such as acquisitions, stock splits and certain other capital transactions where adjustments may be made to preserve the original economic value of the awards.

•	The Company believes that full value awards can be an important and effective part of an equity compensation strategy consistent with best practices and can help limit stockholder dilution related to the Company’s equity compensation program. However, the Company recognizes that the issuance of full value awards can potentially be more costly to its stockholders than appreciation awards such as stock options or stock appreciation rights. Accordingly, any shares subject to an award with an exercise or purchase price less than fair market value on the date of grant (e.g., shares subject to restricted stock, performance share or performance unit awards) will be counted against the proposed amended Plan’s share reserve as two shares for every one share subject to such award. Correspondingly, to the extent that a share that counted as two shares against the proposed amended Plan reserve at the time of grant pursuant to the preceding sentence is recycled back into the proposed amended Plan (e.g., upon award termination or share repurchase), the proposed amended Plan will be credited with two shares that will thereafter be available for future issuance under the proposed amended Plan.

•	The Company recognizes that depleting the proposed amended Plan’s share reserve by only the net shares issued pursuant to the grant of a stock-settled stock appreciation right potentially makes the Plan more costly to its stockholders. Accordingly, each share subject to a stock settled stock appreciation right at the time of grant will count as a full share against the proposed amended Plan share reserve, rather than only the net shares issued upon exercise of the stock appreciation right.

•	The proposed amended Plan has also been amended to add specific performance criteria that the Plan administrator may use to establish performance objectives upon achievement of which will allow certain awards to vest or be issued, which in turn will allow the Company to receive income tax deductions under Section 162(m) of the Code.

     The proposed amended Plan does not differ from the current version of the Plan in any other material respect.

     The Company believes strongly that the approval of the proposed amended Plan is essential to the Company’s continued success. The Company’s employees are its most valuable assets. Stock options and other awards such as those provided under the proposed amended Plan are vital to the Company’s ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which the Company must compete. Such awards also are crucial to our ability to motivate employees to achieve the Company’s goals. For the reasons stated above, the stockholders are being asked to approve the amended and restated Plan.

Summary of the amended and restated 1998 Stock Plan

     The following paragraphs provide a summary of the principal features of the Plan and its operation. The following summary is qualified in its entirety by reference to Plan as set forth in Appendix A.

     The Plan provides for the grant of the following types of incentive awards: (i) stock options; (ii) stock appreciation rights; (iii) restricted stock, (iv) restricted stock units, and (v) performance units and performance shares, which are referred to individually as an “Award.” Those who will be eligible for Awards under the plan include employees, directors and consultants who provide services to the Company and its parent and subsidiary companies.

     As of April 8, 2005, approximately 114 employees, directors and consultants were eligible to participate in the Plan.

     Number of Shares of Common Stock Available Under the Plan. If stockholders approve Proposal 2, a total of 1,900,000 shares of the Company’s Common Stock will be reserved for issuance under the Plan. As of April 8, 2005, 1,301,210 shares were subject to outstanding Awards granted under the Plan, with a weighted average exercise price of $5.07 per share, and 279,990 shares remained available for any new Awards to be granted in the future. In addition, any shares subject to awards of restricted stock, restricted stock units, performance shares or performance units granted with an exercise price less than the fair market value on the date of grant will be counted against the share reserve as two shares for every one share subject to such award. Further, to the extent that a share that was subject to an award that counted as two shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan, the Plan will be credited with two shares that will thereafter be available for issuance under the Plan. On the Record Date, the closing price in The Nasdaq National Market for the Company’s Common Stock was $5.55 per share. The Company’s non-employee directors and its executive officers named in the Summary Compensation Table have an interest in this proposal because they are eligible to participate in the 1998 Plan.

     If we experience a stock split, reverse stock split, stock dividend, spin-off, combination or reclassification of our shares, or any other change or increase or decrease in the number of issued shares effected without our receipt of consideration (except for certain conversions of convertible securities) appropriate adjustments will be made, subject to any required action by the Company’s stockholders, to the number of shares available for issuance under the Plan, the number of shares covered by each outstanding Award, the price per share covered by each outstanding Award, and the numerical per-person share limits for each type of Award, as appropriate to reflect the stock dividend or other change.

     Administration of the Plan. A committee of at least two non-employee members of the Company’s Board of Directors (the “Committee”) administers the Plan. To make grants to certain of our officers and key employees, the members of the Committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) of the Internal Revenue Code (so that the Company can receive a federal tax deduction for certain compensation paid under the Plan). Subject to the terms of the Plan, the Committee has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards, and interpret the provisions of the Plan and outstanding Awards. The Committee may delegate any part of its authority and powers under the Plan to one or more directors and/or officers of the Company, but only the Committee itself can make Awards to participants who are executive officers of the Company.

     Options. The Committee is able to grant nonqualified stock options and incentive stock options under the Plan. The Committee will determine the number of shares subject to each option, but no participant will be able to be granted options covering more than 200,000 shares during any of the Company’s fiscal years, except that a participant may be granted an option covering up to an additional 400,000 shares in connection with his or her initial service with the Company. The Committee will determine the exercise price of options granted under the Plan, provided the exercise price must at least be equal to the fair market value of the Company’s common stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of the Company’s outstanding stock must be at least 110% of the fair market value of the common stock on the grant date.

     The term of an option may not exceed ten years, except that with respect to any participant who owns 10% of the voting power of all classes of the Company’s outstanding capital stock, the term of an incentive stock option may not exceed five years.

     After termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s option agreement, a participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) one year following his or her termination due to death or disability. In no event will an option be able to be exercised later than the expiration of its term.

     Stock Appreciation Rights. Assuming the stockholders approve this Proposal 2, the Committee will be able to grant stock appreciation rights either alone or in tandem with stock options. A stock appreciation right is the right to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. The Company can pay the appreciation in either cash or shares of common stock. Stock appreciation rights will become exercisable at the times and on the terms established by the Committee, subject to the terms of the Plan. No participant will be granted stock appreciation rights covering more than 200,000 shares during any fiscal year, except that a participant may be granted stock appreciation rights covering up to an additional 400,000 shares in connection with his or her initial service with the Company.

     After termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s award agreement, a participant will generally be able to exercise his or her stock appreciation right for (i) three months following his or her termination for reasons other than death or disability, and (ii) one year following his or her termination due to death or disability. In no event will a stock appreciation right be exercised later than the expiration of its term.

     Restricted Stock. Awards of restricted stock are rights to acquire or purchase shares of Company common stock. Restricted stock vests in accordance with the terms and conditions established by the Committee in its sole discretion. For example, the Committee may set restrictions based on the achievement of specific performance goals. Awards of restricted stock may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. The Award agreement will generally grant the Company a right to repurchase or reacquire the shares upon the termination of the participant’s service with the Company for any reason (including death or disability). The Committee will determine the number of shares granted pursuant to an Award of restricted stock, but no participant will be granted a right to purchase or acquire more than 150,000 shares of common stock during any fiscal year, except that a participant may be granted up to an additional 150,000 shares of restricted stock in connection with his or her initial employment with the Company.

     Restricted Stock Units. Assuming the stockholders approve this Proposal 2, the Committee will be able to grant Awards of restricted stock units. Awards of restricted stock units are rights to acquire or purchase shares of Company common stock. Restricted stock units vest in accordance with the terms and conditions established by the Committee in its sole discretion. For example, the Committee may set restrictions based on the achievement of specific performance goals. Awards of restricted stock units may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. The Committee will determine the number of units granted pursuant to an Award of restricted stock units, but no participant will be granted more than 150,000 units during any fiscal year, except that a participant may be granted up to an additional 150,000 units in connection with his or her initial employment with the Company.

     Performance Units and Performance Shares. Assuming the stockholders approve this Proposal 2, the Committee will be able to grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Committee may establish are achieved or the Awards otherwise vest. The Committee will establish organizational, individual performance goals or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. No participant will receive performance units with an initial value greater than $1,000,000 and no participant will receive more than 150,000 performance shares during any fiscal year, except that a participant may be granted performance shares covering up to an additional 150,000 shares in connection with his or her initial service with the Company. Performance units will have an initial dollar value established by the Committee prior to the grant date. Performance shares will have an initial value equal to the fair market value of a share of the Company’s common stock on the grant date.

     Performance Goals. As determined by the Committee, the performance goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (i) cash position, (ii) earnings per share, (iii) individual objectives, (iv) net income, (v) operating income, (vi) return on assets, (vii) return on equity, (viii) return on sales, (ix) revenue, and (x) total stockholder return. The performance goals may differ from participant to participant and from Award to Award and may be stated in absolute terms or relative to comparison companies or indices to be achieved during a period of time.

     Transferability of Awards. The Plan generally will not allow for the transfer of Awards, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant.

     Merger or Sale of Assets. In the event of our merger with or into another corporation, or the sale of all or substantially all of our assets, each outstanding Award will be assumed or substituted for by the successor corporation (or a parent or subsidiary or such successor corporation). If there is no assumption or substitution of outstanding Awards, the Committee will provide notice to the recipient that he or she has the right to exercise the option and stock appreciation right as to all of the shares subject to the Award, all restrictions on restricted stock will lapse, and all performance goals or other vesting requirements for performance shares and units will be deemed achieved, and all other terms and conditions met. In such event, the Committee shall notify the participant that the Award is fully exercisable for a period of time as the Committee may determine from the date of such notice and that the Award will terminates upon expiration of such period.

     Amendment and Termination of the Plan. The Committee will have the authority to amend, suspend or terminate the Plan, except that stockholder approval will be required for any amendment to the plan to the extent required by any applicable law, regulation or stock exchange rule. Any amendment, suspension or termination will not, without the consent of the participant, materially adversely affect any rights or obligations under any Award previously granted.

Number of Awards Granted to Employees, Consultants, and Directors

     The number of awards that an employee, director or consultant may receive under the Plan is in the discretion of the Committee and therefore cannot be determined in advance. To date, only stock options have been granted under the Plan. The following table sets forth (a) the aggregate number of shares subject to options granted under the Plan during the fiscal year ended January 1, 2005 and (b) the average per share exercise price of such options.

Name of Individual or	Number of Options	Average Per Share
Group	Granted	Exercise Price
Theodore A. Boutacoff	–	–
Eduardo Arias	–	–
Larry Tannenbaum	–	–
Timothy S. Powers	–	–
All executive officers, as a group	–	–
All directors who are not executive officers, as a group	–	–
All employees who are not executive officers, as a group	174,250	$6.18

Federal Tax Aspects

     The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the Plan. Tax consequences for any particular individual may be different.

     Nonqualified Stock Options. No taxable income is reportable when a nonqualified stock option with an exercise price equal to the fair market value of the Company’s stock is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

     Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

     Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

     Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares. A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

     Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an Award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its four most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, The Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The Plan has been designed to permit the Committee to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such Awards.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

Required Vote

     If a quorum is present, the affirmative vote of a majority of the Votes Cast will be required to approve the amendment of the 1998 Plan. Votes withheld and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted as Votes Cast on this subject. Brokers are prohibited from voting in favor of this proposal under NYSE regulations unless the beneficial holder of such shares specifically instructs the broker or other nominee to vote in favor of the amendment and restatement of the 1998 Stock Plan. See “Information Concerning Solicitation and Voting — Quorum; Abstentions; Broker Non-Votes.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 1998 STOCK PLAN

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Introduction

     The Audit and Corporate Governance Committee has appointed PricewaterhouseCoopers LLP, independent registered public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2005, and recommends that stockholders vote for ratification of such appointment. PricewaterhouseCoopers LLP, previously Coopers & Lybrand, has served as the Company’s independent registered public accounting firm since 1993. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     Although action by stockholders is not required by law, the Board has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the approval of this selection by the stockholders, the Audit and Corporate Governance Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year, if the Audit and Corporate Governance Committee feels that such a change would be in the best interest of the Company and its stockholders. In the event of a negative vote on ratification, the Audit and Corporate Governance Committee will reconsider its selection.

Fees Billed To Company By PricewaterhouseCoopers LLP During Fiscal 2004

     The following table presents fees (in thousands) billed for professional audit services and other services rendered to the Company by PricewaterhouseCoopers, LLP for the fiscal years ended January 1, 2005 and January 3, 2004.

	Fiscal 2004	Fiscal 2003
Audit Fees (1)	$168	$140
Audit-Related Fees (2)	—	0
Tax Fees (3)	—	54
All Other Fees (4)	9	0

Total	$177	$194

(1)	Audit Fees consisted of fees for professional services rendered for the audit of the Company’s annual financial statements included in the Company’s Annual Reports on Form 10-K and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, as well as reviews of regulatory and statutory filings.

(2)	This category consists of assurance and related services by the Company’s independent auditor that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported above under “Audit Fees.” PricewaterhouseCoopers LLP did not perform any such services for the Company in fiscal years 2004 or 2003.

(3)	Tax Fees consisted of fees billed for tax compliance and sales tax consultation services.

(4)	All Other Fees consisted of fees attributable to PricewaterhouseCoopers LLP’s review of the Company’s previous filings under the Exchange Act, unrelated to its audit of the Company’s financial statements.

Pre-Approval of Audit and Non-Audit Services

     The Audit and Corporate Governance Committee has established a policy governing the Company’s use of PricewaterhouseCoopers LLP for non-audit services. Under the policy, management may use PricewaterhouseCoopers LLP for non-audit services that are permitted under SEC rules and regulations, provided that management obtains the Audit and Corporate Governance Committee’s approval before such services are rendered.

     The Audit and Corporate Governance Committee has determined that the provision of all fees identified above under the captions “Audit-Related Fees”, “Tax Fees” and “All Other Fees” that were billed by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP’s independence and has approved these non-audit services in accordance with its charter and applicable laws, rules and regulations.

Required Vote

     If a quorum is present, the affirmative vote of a majority of the Votes Cast will be required to approve the ratification of the appointment of PricewaterhouseCoopers LLP. See “Information Concerning Solicitation and Voting — Quorum; Abstentions; Broker Non-Votes.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company’s Common Stock as of the Record Date by (i) each person (or group of affiliated persons) who is the beneficial owner of more than 5% of the Company’s Common Stock, (ii) each director and nominee for director, (iii) each of the Company’s executive officers named in the Summary Compensation Table appearing herein, and (iv) all of the Company’s directors and executive officers as a group.

	Beneficial Ownership(1)
Name and Address	Number of Shares	Percent of Total
Wasatch Advisors, Inc. 150 Social Hall Avenue Salt Lake City, UT 84111 (2)	932,398	12.55%
David W. Tice & Associates, LLC Prudent Bear Funds, Inc. 8140 Walnut Hill Lane, Suite 300 Dallas, TX 75231 (3)	374,241	5.04%
Theodore A. Boutacoff (4)	279,945	3.73%
Eduardo Arias (5)	241,435	3.22%
Robert K. Anderson (6)	170,828	2.29%
James Donovan (7)	120,929	1.62%
Timothy S. Powers (8)	111,319	1.48%
Donald L. Hammond (9)	75,578	1.01%
Larry Tannenbaum (10)	32,532	*
Joshua Makower (11)	26,828	*
Sanford Fitch (12)	7,750	*
Garrett A. Garrettson (13)	1,875	*
All directors and executive officers as a group (10 persons) (14)	1,069,019	13.63%

*	Represents beneficial ownership of less than 1%.

(1)	Applicable percentage ownership is based on 7,431,798 shares of Common Stock outstanding as of the Record Date together with applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “Commission”), and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after the Record Date are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. Except as noted in the footnotes to this table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of the Company’s Common Stock shown as beneficially owned by them.

(2)	Based solely on information provided pursuant to Schedules 13G and 13G/A filed with the Commission for calendar year 2004. In its role as investment advisor, Wasatch Advisors, Inc. may be deemed to beneficially own 1,002,125 shares by reason of its sole voting and dispositive power with respect to these shares.

(3)	Based solely on information provided pursuant to Schedule 13G and 13G/A filed with the Commission for calendar year 2004. David W. Tice and Associates, LLC and President Bear Funds, Inc. share beneficial ownership of 374,241 shares. David W. Tice and Associates, LLC may be deemed to beneficially own 374,241 shares by reason of its sole dispositive power with respect to these shares. Prudent Bear Funds, Inc. may be deemed to beneficially own 374,241 shares by reason of its sole voting power with respect to these shares.

(4)	Includes 75,000 shares subject to stock options held by Mr. Boutacoff that are exercisable within 60 days of the Record Date.

(5)	Includes 165,200 shares held by the Arias Trust, dated October 19, 1994, over which Mr. Arias exercises voting and dispositive power and 76,235 shares subject to stock options held by Mr. Arias that are exercisable within 60 days of the Record Date.

(6)	Includes 19,328 shares subject to stock options held by Mr. Anderson that are exercisable within 60 days of the Record Date.

(7)	Includes 92,183 shares held by the Donovan Trust dated March 14, 1978, over which Mr. Donovan exercises voting and dispositive power, and 28,746 shares subject to stock options that are exercisable within 60 days of the Record Date.

(8)	Consists of 111,319 shares subject to stock options held by Mr. Powers that are exercisable within 60 days of the Record Date.

(9)	Includes 12,500 shares held by the Hammond Marital Trust UA 8/30/95 and 16,250 shares held by the Hammond Survivors Trust UA 8/30/95, over which Dr. Hammond exercises voting and dispositive power. Also includes 39,328 shares subject to stock options held by Dr. Hammond that are exercisable within 60 days of the Record Date.

(10)	Includes 30,613 shares subject to stock options held by Mr. Tannenbaum that are exercisable within 60 days of the Record Date.

(11)	Consists of 26,828 shares subject to stock options held by Dr. Makower that are exercisable within 60 days of the Record Date.

(12)	Includes 3,750 shares subject to stock options held by Mr. Fitch that are exercisable within 60 days of the Record Date.

(13)	Consists of 1,875 shares subject to stock options held by Dr. Garrettson that are exercisable within 60 days of the Record Date.

(14)	Includes 413,022 shares subject to stock options that are exercisable within 60 days of the Record Date. See footnotes (7) through (16) above.

EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to our current executive officers, including their ages as of April 8, 2005.

Name	Age	Position
Theodore A. Boutacoff	57	President and Chief Executive Officer
Eduardo Arias	61	Senior Vice President, International Sales and Business Development
James L. Donovan	67	Vice President, Corporate Business Development
Larry Tannenbaum	53	Chief Financial Officer and Senior Vice President, Finance and Administration
Timothy S. Powers	44	Vice President, Operations

     Theodore A. Boutacoff co-founded the Company and since February 1989 has served as its President, Chief Executive Officer and a member of its Board of Directors. Mr. Boutacoff received a B.S. in Civil Engineering from Stanford University.

     Eduardo Arias co-founded the Company and, from April 1989 to September 1991, Mr. Arias served as a Vice President, Sales & Marketing and, since September 1991, served as Senior Vice President, International Worldwide Sales. He was promoted to his current position, Senior Vice President, International Sales and Business Development in January 2002. Mr. Arias completed programs in Industrial and Military Electronics at the National Radio Institute and Strategic Marketing at Stanford University, as well as management seminars through the American Management Association and scientific seminars sponsored by Varian, Inc. and Coherent, Inc.

     James L. Donovan co-founded the Company, has been a director of the Company since 1989 and has served as the Company’s Vice President, Corporate Business Development since October 1997. Mr. Donovan also served as Chief Financial Officer of the Company from February 1989 to October 1997, except during the period from June 1996 to November 1996. Mr. Donovan received a B.S. in Business Administration from Southern Oregon University.

     Larry Tannenbaum joined the Company in May 2003 as our Chief Financial Officer and Senior Vice President, Finance and Administration. From April 2001 to April 2003, Mr. Tannenbaum served as the Senior Vice President and Chief Financial Office of Metrika, a manufacturer of diabetes monitoring products. From 1998 to 2000, Mr. Tannenbaum served as the Senior Vice President and Chief Financial Officer of LJL Biosystems, which was acquired by Molecular Devices Corporation, a supplier of devices for drug and life sciences research. Mr. Tannenbaum has also served as Chief Financial Officer at SinoGen, ArthroCare and Target Therapeutics. Mr. Tannenbaum received an M.B.A. from the University of Utah and a B.S. in Political Science from Arizona State University.

     Timothy S. Powers joined the Company in July 1997 as our Vice President of Operations and has continued to serve in that capacity to the present. Mr. Powers received a B.S. in Industrial Technology and an M.M.S. in Manufacturing Engineering, both from the University of Lowell.

EXECUTIVE COMPENSATION

Summary Compensation

     The following table shows, as to the Company’s Chief Executive Officer and each of its other three most highly compensated executive officers earning more than $100,000 in salary and bonus (the “Named Executive Officers”), information concerning compensation awarded to, earned by or paid for their services to the Company in all capacities during 2004, 2003 and 2002. The entries under the column heading “All Other Compensation” in the table represent the cost of term life insurance and 401(k) matching contributions for each Named Executive Officer, except as otherwise noted.

Summary Compensation Table

						Long-Term
						Compensation
		Annual Compensation				Awards
				Other Annual		Securities	All Other
Name and				Compensation		Underlying	Compensation
Principal Position	Year	Salary($)	Bonus($)	($)		Options (#)	($)
Theodore A. Boutacoff	2004	$240,000	—	—		—	$2,118
President and Chief	2003	240,000	—	—		60,000	2,152
Executive Officer	2002	240,000	—	—		—	1,371

Eduardo Arias	2004	164,300	—	41,438	(2)	—	1,972
Senior Vice President,	2003	164,300	—	63,334	(2)	15,000	2,001
International Sales and	2002	164,300	—	—		—	2,194
Business Development

Larry Tannenbaum (1)	2004	180,000	—	—		—	1,840
Chief Financial Officer,	2003	106,616	—	—		60,000	1,432
and Senior Vice President	2002	—	—	—		—	—
Administration

Timothy S. Powers	2004	167,400	—	—		—	781
Vice President, Operations	2003	167,400	—	—		15,000	804
	2002	167,400	—	—		10,000	962

(1)	Mr. Tannenbaum joined the Company in May 2003.

(2)	Represents amounts earned as commissions.

Stock Option Grants and Exercises During Last Fiscal Year

     No options were granted to the Named Executive Officers during the fiscal year ending January 1, 2005. Pursuant to Item 402(a)(6) of Regulation S-K, the chart setting forth option grants in fiscal 2004 has been omitted.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

     The following table shows, as to the Named Executive Officers, the number of options exercisable and unexercisable at January 1, 2005, information concerning stock options exercised during the fiscal year ended January 1, 2005 and the value of unexercised options as of January 1, 2005.

Aggregated Option Exercises in Fiscal 2004 and
Fiscal 2004 Year-End Option Values

			Number of Securities Underlying		Value of Unexercised
	Shares		Unexercised Options at		In-the-Money Options at
Name and	Acquired on	Value Realized	January 1, 2005 (#)		January 1, 2005 ($)(1)
Principal Position	Exercise(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Theodore A. Boutacoff President and Chief Executive Officer	20,000	$144,800	75,000	60,000	$4,800	$0
Eduardo Arias Senior Vice President, International Sales and Business Development	—	—	73,221	11,779	$40,527	$773
Larry Tannenbaum Chief Financial Officer and Senior Vice President, Administration	—	—	23,750	36,250	$22,325	$34,075
Timothy S. Powers Vice President, Operations	—	—	106,637	16,363	$12,729	$3,471

(1)	Calculated by determining the difference between the fair market value of the securities underlying the options at year-end ($4.24 per share) and the exercise price of the options.

Employment Agreements

     The Company entered into a change of control agreement with Mr. Tannenbaum, which provides that one-half of the unvested portion of Mr. Tannenbaum’s options will vest if Mr. Tannenbaum is involuntarily terminated or terminated without cause within nine months of a change of control of the Company. Other than its agreement with Mr. Tannenbaum, the Company has no employment contracts with any of its officers and has no compensatory plans or arrangements that are activated upon resignation, termination or retirement of any such officer upon a change in control of the Company. The 1998 Plan and the Director Plan provide for the accelerated vesting of all outstanding options upon a change in control, but, in the case of the 1998 Plan, only if the option is not assumed or substituted.

Other Employee Benefit Plans

     401(k) Plan

     The Company sponsors a 401(k) Plan under which eligible employees may contribute, on a pre-tax basis, up to 15% of the employee’s total annual income from the Company, excluding bonuses, subject to certain IRS limitations. The Company matches 50% of the employee’s contribution up to a maximum amount. The maximum Company match in fiscal year 2004 was $1,000 per employee and in fiscal year 2005 is $1,000 per employee. All full-time employees who have attained age 18 are eligible to participate in the plan. All contributions are allocated to the employee’s individual account and, at the employee’s election, are invested in one or more investment funds available under the plan. Contributions are fully vested and not forfeitable.

     2005 Employee Stock Purchase Plan

     The Company’s 2005 Employee Stock Purchase Plan permits employees, including the Company’s officers, who are employed for at least twenty hours per week to purchase Common Stock of the Company, through payroll deductions at the lower of 85% of the fair market value of the Common Stock at the beginning or at the end of each six-month offering period. Payroll deductions may not exceed 10% of an employee’s compensation. Notwithstanding the foregoing, no employee may be granted the right to purchase more than $25,000 worth or more than 1,000 shares of Common Stock annually. The 2005 Employee Stock Purchase Plan provides for two offering periods during each fiscal year, each having a duration of six months, and has such other feature as described previously.

     2005 Bonus Plan

     The Company’s 2005 Bonus Plan (the “2005 Bonus Plan”) provides for the payment of cash bonuses to the Company’s employees, including the Company’s officers, upon the Company’s achievement of a targeted operating income amount, excluding funds to be set aside for inclusion in the 2005 Bonus Plan (the “Targeted Operating Income”). The 2005 Bonus Plan consists of a profit sharing component in which substantially all of the Registrant’s employees, with certain exceptions, are eligible to participate and a management bonus program component, in which executive officers, director level employees and other managers are eligible to participate.

REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS

General

     For the fiscal year ended January 1, 2005, the Compensation and Nominating Committee of the Board of Directors established the overall executive compensation strategies of the Company and approved compensation elements for the Company’s Chief Executive Officer and other executive officers. Among other things, the Compensation and Nominating Committee reviews and advises the Board regarding all forms of compensation to be provided to the officers, employees, directors and consultants of the Company, develops general criteria regarding the qualifications and selection of Board members, and recommends candidates for election to the Board. The Compensation and Nominating Committee is comprised of three independent, non-employee members of the Board of Directors, none of whom has interlocking relationships as defined by the Commission. The Compensation and Nominating Committee has available to it such external compensation advice and data as the Compensation and Nominating Committee deems appropriate to obtain.

     The compensation philosophy of the Compensation and Nominating Committee is to provide a comprehensive compensation package for each executive officer that is competitive with those offered by companies of similar type and size, in the same geographical area and whose executives perform similar skills to those performed by the executives of the Company. Accordingly, the Compensation and Nominating Committee follows a compensation strategy that has used vesting terms to incentivize and reward executives as the Company addresses the challenges associated with growth. As the Compensation and Nominating Committee applies this compensation philosophy in determining appropriate executive compensation levels and other compensation factors, the Compensation and Nominating Committee reaches its decisions with a view towards the Company’s overall financial performance. The Compensation and Nominating Committee strives to structure each officer’s overall compensation package to enable the Company to attract, retain and reward personnel who contribute to the success of the Company.

Committee Charter

     The Compensation and Nominating Committee adopted its written charter in April 2004. A copy of the Compensation and Nominating Committee charter, including any updates thereto, is available at our website at www.iridex.com.

Executive Officer Compensation

     The objectives of the executive officer compensation program are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options, and various benefits generally available to employees of the Company.

     Base Salary. Base salary levels for the Company’s executive officers are generally targeted to be competitive with companies in the same stage of development and in the same industry and geographic area. In determining salaries, the Committee also takes into account the Chief Executive Officer’s recommendations, individual experience, contributions to corporate goals and the Company’s performance.

     Incentive Bonuses. The Compensation and Nominating Committee believes that a cash incentive bonus plan can serve to motivate the Company’s executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. In 2004, the Company’s goals were targeted toward profitability and longer-term objectives for corporate development. The Company did not have an incentive bonus plan for executive officers in fiscal 2004. The Company has approved an incentive bonus plan for 2005.

     Stock Option Grants. Stock options are granted to executive officers and other employees under the Company’s option plans. Stock option grants are intended to focus the recipient on the Company’s long-term performance to improve stockholder value and to retain the services of executive officers in a competitive job market by providing significant long-term earning potential. To this end, stock options generally vest over a four-year period, based on continued employment. Factors considered in granting stock options to executive officers of the Company are the duties and responsibilities of each individual, such individual’s contributions to the success of the Company and other relevant factors. The Company views stock options as an important component of long-term compensation for executive officers since options motivate executive officers to manage the Company in a manner that is consistent with the interests of stockholders.

CEO Compensation

     Compensation for the Chief Executive Officer is consistent with the philosophies and practices described above for executive officers in general. Mr. Boutacoff’s salary was not increased in 2004. Mr. Boutacoff was not granted options in fiscal year 2004 to purchase shares of the Company’s Common Stock.

COMPENSATION AND NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS

Donald L. Hammond
Joshua Makower
Garrett A. Garrettson

REPORT OF THE AUDIT AND CORPORATE GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS

General

     For the fiscal year ended January 1, 2005, the Audit and Corporate Governance Committee of the Board of Directors oversaw the accounting and financial reporting processes of the Company and audits of the financial statements of the Company and assisted the Board with the oversight and monitoring of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent accountant’s qualifications, independence and performance, and the Company’s internal accounting and financial controls. For the fiscal year ended January 1, 2005, the Audit and Corporate Governance Committee was comprised of the directors named below.

Committee and Charter

     On April 5, 2004, the Board established the Audit and Corporate Governance Committee and appointed Messrs. Fitch and Anderson and Dr. Makower as its members. In September 2004, Mr. Anderson resigned and Dr. Garrettson became a member of the Audit and Corporate Governance Committee. The Audit and Corporate Governance Committee adopted its written charter in April 2004. A copy of the Audit and Corporate Governance Committee charter, including any updates thereto, is available on our website at www.iridex.com.

     The Board has determined that each member of the Audit and Corporate Governance Committee is independent as defined under the Sarbanes-Oxley Act of 2002 and the listing standards of The Nasdaq Stock Market and that Mr. Fitch is an “audit committee financial expert” as defined in rules of the SEC.

Review with Management

     The Audit and Corporate Governance Committee reviewed and discussed our audited financial statements for the fiscal year ended January 1, 2005 and the notes thereto, with management, which has primary responsibility for the financial statements. PricewaterhouseCoopers LLP, our independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles.

Review and Discussions with Independent Registered Public Accounting Firm

     The Audit and Corporate Governance Committee discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters required to be discussed by the Statement on Accounting Standards No. 61 (Communications with Audit Committees), as may be modified or supplemented (Codification of Statements on Auditing Standards), which includes, among other items, matters related to the conduct of the audit of our financial statements.

     The Audit and Corporate Governance Committee also received written disclosures and the letter from PricewaterhouseCoopers, LLP, required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), which relates to the auditors’ independence from us and our related entities and has discussed with PricewaterhouseCoopers LLP that firm’s independence from us. The Audit and Corporate Governance Committee also concluded that PricewaterhouseCoopers LLP’s provision of non-audit services, as described previously, to the Company is compatible with PricewaterhouseCoopers LLP’s independence.

Conclusion

     Based on the review and discussions referred to above, the Audit and Corporate Governance Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 1, 2005 for filing with the Commission.

AUDIT AND CORPORATE GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS

Sanford Fitch
Garrett A. Garrettson
Joshua Makower

COMPANY STOCK PRICE PERFORMANCE

     The following graph demonstrates a comparison of cumulative total stockholder returns for the period shown based on the assumption that $100 had been invested in the Company’s stock on December 30, 2000 and each of the Russell 2000 Index and the Standard and Poors 500 Index and that all dividends were reinvested, as required by the Commission. No dividends have been declared or paid on the Company’s Common Stock during such period. The stock price performance shown on the graph below is not necessarily indicative of future price performance. The graph reflects the Company’s stock price performance and the value that such investments would have had on January 1, 2005.

IRIDEX Corporation
Company Stock Price Performance

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since the beginning of the Company’s last fiscal year, there has not been nor is there currently proposed any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer, holder of more than 5% of the Common Stock of the Company or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than indemnification agreements between the Company and each of its directors and officers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Commission and the National Association of Securities Dealers, Inc. Such executive officers, directors and greater than 10% stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Specific due dates have been established by the Commission, and the Company is required to disclose in this Proxy Statement any failure to file by those dates. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no filings were required for such persons, the Company believes that all reports required to be filed under Section 16(a) have been filed on a timely basis during the Company’s 2004 fiscal year.

OTHER MATTERS

     The Board of Directors does not know of any other matters to be presented at this meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend.

THE BOARD OF DIRECTORS

Dated: April 29, 2005

Appendix A

IRIDEX CORPORATION

1998 STOCK PLAN

(As amended April 9, 2005)

     1. Purposes of the Plan. The purposes of this Stock Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

     The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units, as the Administrator may determine.

     2. Definitions. As used herein, the following definitions shall apply:

          (a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b) “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

          (c) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

          (d) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares as the Administrator may determine.

          (e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan, which shall include an Option Agreement. The Award Agreement is subject to the terms and conditions of the Plan.

          (f) “Board” means the Board of Directors of the Company.

          (g) “Cash Position” means as to any Performance Period, the Company’s level of cash, cash equivalents, available-for-sales securities, and the long term portion of available-for-sales securities.

          (h) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

          (i) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

          (j) “Common Stock” means the common stock of the Company.

          (k) “Company” means IRIDEX Corporation, a Delaware corporation, or any successor thereto.

          (l) “Consultant” means any person, including an advisor, engaged by the Company or its Affiliate to render services to such entity.

          (m) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

          (n) “Director” means a member of the Board.

          (o) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

          (p) “Earnings Per Share” means as to any Performance Period, the Company’s or a business unit’s Net Income, divided by a weighted average number of Common Stock outstanding and dilutive common equivalent Shares deemed outstanding.

          (q) “Employee” means any person, including Officers and Directors, employed by the Company or its Affiliates. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

          (r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          (s) “Fair Market Value” means, as of any date, the value of Common Stock as the Administrator may determine in good faith by reference to the price of such stock on any established stock exchange or a national market system on the day of determination if the Common Stock is so listed on any established stock exchange or a national market system. If the Common Stock is not listed on any established stock exchange or a national market system, the value of the Common Stock as the Administrator may determine in good faith.

          (t) “Fiscal Year” means the fiscal year of the Company.

          (u) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (v) “Individual Objectives” means as to a Participant for any Performance Period, the objective and measurable goals set by a “management by objectives” process and approved by the Administrator (in its discretion).

          (w) “Net Income” means as to any Performance Period, the Company’s or a business unit’s income after taxes.

          (x) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

          (y) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (z) “Operating Cash Flow” means as to any Performance Period, the Company’s or a business unit’s sum of Net Income plus depreciation and amortization plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses.

          (aa) “Operating Income” means as to any Performance Period, the Company’s or a business unit’s income from operations but excluding any unusual items or non-operating or non-cash related expenses.

          (bb) “Option” means a stock option granted pursuant to the Plan.

          (cc) “Option Agreement” means an agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (dd) “Optioned Stock” means the Common Stock subject to an Award

          (ee) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (ff) “Participant” means the holder of an outstanding Award, which shall include an Optionee.

          (gg) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Cash Position, (b) Earnings Per Share, (c) Individual Objectives, (d) Net Income, (e) Operating Cash Flow, (f) Operating Income, (g) Return on Assets, (h) Return on Equity, (i) Return on Sales, (j) Revenue, and (k) Total Stockholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participant. For example (but not by way of limitation), the Administrator may determine that the measures for one or more Performance Goals shall be based upon the Company’s pro-forma results and/or results in accordance with generally accepted accounting principles.

          (hh) “Performance Period” means any Fiscal Year or such other period as determined by the Administrator in its sole discretion.

          (ii) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

          (jj) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

          (kk) “Plan” means this 1998 Stock Plan, as amended and restated.

          (ll) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

          (mm) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

          (nn) “Return on Assets” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income, divided by average net Company or business unit, as applicable, assets.

          (oo) “Return on Equity” means as to any Performance Period, the percentage equal to the Company’s Net Income divided by average stockholder’s equity.

          (pp) “Return on Sales” means as to any Performance Period, the percentage equal to the Company’s or a business unit’s Operating Income, divided by the Company’s or the business unit’s, as applicable, revenue.

          (qq) “Revenue” means as to any Performance Period, the Company’s or business unit’s net sales.

          (rr) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (ss) “Section 16(b)” means Section 16(b) of the Exchange Act.

          (tt) “Service Provider” means an Employee, Director or Consultant.

          (uu) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

          (vv) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

          (ww) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

          (xx) “Total Stockholder Return” means as to any Performance Period, the total return (change in Share price plus reinvestment of any dividends) of a Share.

     3. Stock Subject to the Plan.

          (a) Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is one million five hundred thousand (1,700,000) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

          (b) Full Value Awards. Any Shares subject to Options or Stock Appreciation Rights will be counted against the numerical limits of this Section 3 as one Share for every Share subject thereto. Any Shares subject to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units with a per share or unit purchase price lower than 100% of Fair Market Value on the date of grant will be counted against the numerical limits of this Section 3 as two Shares for every one Share subject thereto. To the extent that a Share that was subject to an Award that counted as two Shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under the next paragraph of this Section 3, the Plan will be credited with two Shares.

          (c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, Shares actually issued pursuant to a Stock Appreciation Right as well as the Shares that represent payment of the exercise price will cease to be available under the Plan. Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares subject to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Option will not become available for future grant or sale under the Plan. Shares used to satisfy tax withholding obligations will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not reduce the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment provided in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(c).

          (d) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

     4. Administration of the Plan.

          (a) Procedure.

               (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

               (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

               (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

               (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

               (i) to select the Service Providers to whom Awards may be granted hereunder;

               (ii) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;

               (iii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

               (iv) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

               (v) to modify or amend each Award (subject to Section 21(c) of the Plan) including, without limitation, the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan. Notwithstanding the previous sentence, the Administrator may not modify or amend an Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right after it has been granted (except for adjustments made pursuant to Section 16) nor may the Administrator cancel any outstanding Option or Stock Appreciation Right and replace it with a new Option or Stock Appreciation Right with a lower exercise price, unless, in either case, such action is approved by the Company’s stockholders;

               (vi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

               (vii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

               (viii) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

     5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to Employees of the Company or any Parent or Subsidiary of the Company.

     6. Options.

          (a) Limitations.

               (i) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive

Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

               (ii) The following limitations shall apply to grants of Options:

                    (1) No Service Provider shall be granted, in any Fiscal Year, Options to purchase more than 200,000 Shares.

                    (2) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 400,000 Shares which shall not count against the limit set forth in subsection (1) above.

                    (3) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13.

                    (4) If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections (1) and (2) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

          (b) Term of Option. The term of each Option shall be stated in the Award Agreement and shall be ten (10) years from the date of grant or such shorter term as may be provided by the Administrator; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided by the Administrator.

          (c) Option Exercise Price and Consideration.

               (i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

                    (1) In the case of an Incentive Stock Option

                         a) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                         b) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                    (2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant.

                    (3) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

               (ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

               (iii) Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws.

          (d) Exercise of Option.

               (i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised together with any applicable withholding taxes. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

               Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

               (ii) Termination of Relationship as a Service Provider. If an Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

               (iii) Disability of Participant. If an Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

               (iv) Death of Participant. If an Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Participant’s estate or, if none, by the person(s) entitled to exercise the Option under the Participant’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

     7. Stock Appreciation Rights.

          (a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

          (b) Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Stock Appreciation Rights covering more than 200,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted Stock Appreciation Rights covering up to an additional 400,000 Shares.

          (c) Exercise Price and Other Terms. The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.

          (d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

          (e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(d) also will apply to Stock Appreciation Rights.

          (f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

               (i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

               (ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

     8. Restricted Stock.

          (a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

          (b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing, during any Fiscal Year no Participant will receive more than an aggregate of 150,000 Shares of Restricted Stock; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 150,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

          (c) Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the Shares have vested and are no longer subject to a substantial risk of forfeiture.

          (d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

          (e) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day the Shares have vested and are no longer subject to a substantial risk of forfeiture. The restrictions will lapse at a rate determined by the Administrator. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

          (f) Voting Rights. During the period during which Shares of Restricted Stock are unvested and subject to a substantial risk of forfeiture, Service Providers holding such Shares may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

          (g) Dividends and Other Distributions. During the period during which Shares of Restricted Stock are unvested and subject to substantial risk of forfeiture, Service Providers holding such Shares will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

          (h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

     9. Restricted Stock Units.

          (a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 9(d), may be left to the discretion of the Administrator. Notwithstanding the anything to the contrary in this subsection (a), during any Fiscal Year, no Participant will receive more than an aggregate of 150,000 Restricted Stock Units; provided, however, that in connection with a Participant’s initial service as an Employee, an Employee may be granted an aggregate of up to an additional 150,000 Restricted Stock Units.

          (b) Vesting Criteria and Other Terms. The Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion.

          (c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant shall be entitled to receive a payout as specified in the Restricted Stock Unit Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

          (d) Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again shall be available for grant under the Plan.

          (e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company.

     10. Performance Units and Performance Shares.

          (a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant provided that during any Fiscal Year, (a) no Participant will receive Performance Units having an initial value greater than $1,000,000, and (b) no Participant will receive more than 150,000 Performance Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted up to an additional 150,000 Performance Shares.

          (b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each

Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

          (c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participant         . Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

          (d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

          (e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

          (f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

     11. Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

     12. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

     13. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

          (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, the number of shares of Common Stock as well as the price per share of Common Stock covered by each such outstanding Award, and the numerical Share limits in Sections 6, 7, 8, 9 and 10, shall be proportionately adjusted for any change in, or increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, spin-off, combination or reclassification of the Common Stock, or any other change in, or increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or reacquisition right applicable to any Restricted Stock shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

          (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation or the sale of all or substantially all of the Company’s assets, each outstanding Award will be assumed or an equivalent award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

          For the purposes of this subsection (c), an Award will be considered assumed if, following the merger or sale of assets, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Restricted Stock Unit, Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Restricted Stock Units or Performance Units, the number of implied shares determined by dividing the value of the Restricted Stock Units or Performance Units, as applicable, by the per share consideration received by holders of Common Stock in the merger or sale of assets), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

          Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-transaction corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

     14. Tax Withholding

          (a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

          (b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

     15. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

     16. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

     17. Term of Plan. Subject to Section 21 of the Plan, the Plan shall become effective upon its original adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 18 of the Plan.

     18. Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

          (b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

     19. Conditions Upon Issuance of Shares.

          (a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     20. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     21. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

DETACH HERE	ZIRD22

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

IRIDEX CORPORATION

2005 ANNUAL MEETING OF STOCKHOLDERS

June 1, 2005

     The undersigned stockholder of IRIDEX Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, and hereby appoints Theodore A. Boutacoff and Larry Tannenbaum, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Stockholders of IRIDEX Corporation to be held on June 1, 2005, at 10:00 a.m., Pacific Daylight Savings Time, at the principal offices of the Company located at 1212 Terra Bella, Mountain View, California 94043, and at any adjournment(s) thereof and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this Proxy.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

IRIDEX CORPORATION

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/irix

OR

Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

Do not return your Proxy Card if you are voting by Telephone or Internet.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZIRD21

☒	Please mark votes as in this example.	#IRD

This proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of directors, FOR approval of the amendment and restatement of the 1998 Stock Plan, FOR ratification of the appointment of the Company’s Independent Registered Public Accounting Firm, and as said proxies deem advisable on such other matters as may come before the meeting and any adjournment(s) thereof. The Board of Directors unanimously recommends a vote “FOR” each of Proposals 1, 2, and 3.

1.	Election of Directors.

Nominees:	(01) Theodore A. Boutacoff, (02) James L. Donovan, (03) Donald L. Hammond, (04) Garrett A. Garrettson, (05) Robert K. Anderson, (06) Sanford Fitch.

FOR ALL NOMINEES LISTED ABOVE (EXCEPT AS INDICATED)	☐	☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED ABOVE

For all nominees except as noted above

		FOR	AGAINST	ABSTAIN
2.	Proposal to approve the amendment and restatement of the 1998 Stock Plan.	☐	☐	☐

3.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm.	☐	☐	☐

In their discretion, upon such other matters which may properly come before the meeting and any adjournment(s) thereof.

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			☐

This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Signature:	Date:	Signature:	Date: